Consent of Independent Registered Public Accounting Firm	Exhibit 23.1

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-101645, 333-101295, 333-104385, 333-121082, 333-123059, 333-130844, 333-130845, 333-130847, 333-150976, 333-161468, 333-174416, 333-174417, 333-179638, and 333-183008) and Form S-3 (Nos. 333-179678 and 333-191239) of our reports dated February 12, 2014, relating to the consolidated financial statements and consolidated financial statement schedule of Comcast Corporation, and the effectiveness of Comcast Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Comcast Corporation for the year ended December 31, 2013.

/S/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania February 12, 2014